UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 21, 2009

COMMUNITY PARTNERS BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51889	20-3700861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1250 Highway 35 South, Middletown, New Jersey	07748
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(732) 706-9009

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.03                      Material Modification to Rights of Security Holders.

The information set forth under “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 21, 2009, Community Partners Bancorp (the “Company”) filed a Certificate of Amendment to the Certificate of Incorporation, Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Certificate of Designations”), with the State of New Jersey for the purpose of amending its certificate of incorporation to fix the designations, preferences, limitations and relative rights of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”).  Cumulative dividends on the Series A Preferred Stock accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as and when declared by the Company’s Board of Directors.  The Series A Preferred Stock has no maturity date and ranks senior to the common stock of the Company with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.

The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.  The above summary is qualified in its entirety by reference to the full text of the Certificate of Designations filed as Exhibit 3.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation establishing the terms of the Series A Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Date: January 23, 2009	By:	/s/ Michael J. Gormley
		Name:	Michael J. Gormley
		Title:	Senior Vice President, CFO & COO

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation establishing the terms of the Series A Preferred Stock.